UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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BEHRINGER HARVARD OPPORTUNITY REIT II, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Stockholder:

We would like to remind you of the upcoming 2012 Annual Meeting of Stockholders of Behringer Harvard Opportunity REIT II, Inc. (the “Company”), scheduled for 12:00 p.m., local time on Wednesday, November 7, 2012 at the executive offices of the Company, 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.

We recently mailed you a proxy statement and proxy card to obtain your vote on important proposals that affect the Company and its stockholders.  According to our latest records, we have not received your proxy vote.  Your vote is important, no matter how many shares you own.  The Annual Meeting cannot be held unless stockholders holding at least 50% of our shares either attend the meeting or vote by proxy.  The Board of Directors has unanimously approved each of the proposals and recommends that you vote to approve them.

Voting is quick and easy. We encourage you to vote now using one of these options:

1. Vote by Touch-Tone Phone at 1-866-977-7699

Please call the toll-free number printed above and follow the recorded instructions. The service is available 7 days a week, 24 hours a day.  Please note that for telephone voting you will need your control number, which is located on the enclosed proxy card, and the last four digits of the primary stockholder’s social security number or tax identification number.

2. Vote by Internet

Please visit www.eproxy.com/bh1 and follow the online instructions.  Please note that for internet voting you will need your control number, which is located on the enclosed proxy card, and the last four digits of the primary stockholder’s social security number or tax identification number.

3. Vote by Mail

Please mail your signed proxy card(s) in the enclosed postage-paid envelope.

FOR TELEPHONE AND INTERNET VOTING, YOUR VOTE MUST BE RECEIVED BY 11:59 P.M., EASTERN TIME, ON NOVEMBER 6, 2012.

Please read the full text of the proxy statement.  The proposals on the ballet this year include (1) electing six individuals to serve on the Company’s Board of Directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualify, (2) approving an amendment and restatement of our charter, and (3) permitting the board of directors to adjourn the Annual Meeting, if necessary, to solicit additional proxies in favor of the foregoing proposals if there are not sufficient votes for the proposals.  More complete information is provided in the proxy information previously sent to you.

If you have already voted, thank you for your response.  If you have any further questions or would like to receive another copy of the proxy statement, please contact Behringer Harvard Shareholder Services toll free at 1-866-655-3600.  If you wish to receive future mailings via electronic delivery, you may sign up at www.behringerharvard.com.  In addition, all proxy materials are conveniently available online at http://www.behringerharvard.com/proxy.

We appreciate your continued interest and support of the Company and encourage you to vote today.

Sincerely,

Terri Warren Reynolds

Secretary

Behringer Harvard Opportunity REIT II, Inc.

IMPORTANT INFORMATION TO HELP YOU UNDERSTAND AND VOTE ON THE PROPOSALS

What proposals am I being asked to vote on?

Stockholders are being asked to vote on the following proposals:

(1)	The election of five individuals to serve on the Company’s Board of Directors.

(2)	An amendment and restatement of the Company’s charter.

(3)	Adjournment of the Annual Meeting, if necessary, to solicit additional proxies in favor of the foregoing proposals if there are not sufficient votes for the proposals.

(4)	The transaction of such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Why is the Company amending and restating its charter?

In order to register the Company’s initial public offering and follow-on offering of shares of common stock in certain states in which the Company desired to offer securities for sale, the Company was required to comply with the standards set forth in in the Statement of Policy Regarding Real Estate Investment Trusts promulgated by the North American Securities Administrators Association, Inc. or the NASAA REIT Guidelines.  As a result, the Company’s current charter includes a number of limitations that are imposed by the NASAA REIT Guidelines.  As the Company ceased raising capital in a primary public offering in March 2012 and does not intend to raise capital in such a manner in the future, the board of directors believes that it would be in the best interest of the Company to remove some of these NASAA-mandated limitations because they impose an administrative burden on the Company and could put it at a competitive disadvantage relative to its competitors whose charters do not contain these restrictions.

Will the proposed amendments to the charter affect stockholders’ rights?

Yes, the proposed amendments do affect certain stockholder voting provisions and stockholder rights, as described in greater detail in the proxy statement previously sent to you.  If you have any further questions or would like to receive another copy of the proxy statement, please contact Behringer Harvard Shareholder Services toll free at 1-866-655-3600.  In addition, all proxy materials are conveniently available online at http://www.behringerharvard.com/proxy